EXHIBIT 11
                          HOMEBASE, INC.
                      (FORMERLY WABAN, INC.)
                           (UNAUDITED)


(In thousands)                         13 Weeks Ended                      39 Weeks Ended
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                                 October 25,       October 26,       October 25,       October 26,
                                    1997              1996              1997              1996
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

Net income (loss) as reported    $ (10,288)        $  16,026         $  15,113         $  51,153
===================================================================================================

Net income (loss) used for
 primary computation               (10,288)           16,026            15,113            51,153

Add (where dilutive):
 Tax effected interest and
 amortization of debt expense
 on convertible debt                     -             1,085                 -             3,256
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Net income (loss) used for
 fully diluted computation       $ (10,288)        $  17,111         $  15,113         $  54,409
===================================================================================================

Weighted average number of
 common shares outstanding          37,556            32,711            35,162            32,876

Add (where dilutive):
 Effect of stock options
 treated as equivalents by
 applying the treasury stock
 method                                  -               284               606               348
--------------------------------------------------------------------------------------------------
Number of common shares for
 primary earnings (loss) per
 share computations                 37,556            32,995            35,768            33,224

Add (where dilutive):
 Effect of additional stock
 options treated as equivalents
 for fully diluted computations
 due to the use of period-end
 market price when higher than
 average price                           -               116               213                92

Assumed exercise of convertible
 securities                              -             4,388                 -             4,388
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Number of common shares for
 fully diluted earnings (loss)
 per share computations             37,556            37,499            35,981            37,704
==================================================================================================